UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 22, 2004

ITERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-10605	95-2588496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Iteris Holdings, Inc.

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01               Entry into a Material Definitive Agreement.

In October 2004, in connection with the termination of his position as the Chief Executive Officer as described in Item 5.02 below, Iteric, Inc. (the “Company”), which was formerly known as Iteris Holdings, Inc., amended that certain Change in Control Agreement dated May 8, 2003 by and between the Company and Gregory A. Miner to: (i) clarify the payment terms thereunder, (ii) extend the term of the severance payments for an additional six months and (iii) provide an automobile allowance.  The foregoing amendments were made in recognition of the value brought through the Merger and in consideration of Mr. Miner’s agreement to continue to assist in an orderly transition of the Company after the Merger and his acceptance of installment payments in lieu of the upfront, lump-sum payment to which he was entitled.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a                                   Registrant.

In October 2004, in connection with the Merger described below in Item 3.02, the Company assumed the rights and obligations of its former subsidiary (which was merged with and into the Company as described in Item 3.02) under the Credit Agreement, dated May 27, 2004, by and between such former subsidiary and Wells Fargo Bank.  The Company also assumed such former subsidiary’s rights and obligations under the related loan documents, including the Revolving Line of Credit Note, the Term Note and certain security agreements, all dated May 27, 2004.

The assumed credit line is available through August 1, 2005 and the maximum available under the credit line is $5.0 million.  Under the terms of the agreement, the Company may borrow against its eligible accounts receivable and the value of its eligible inventory, as defined in the agreement.  Interest on borrowed amounts is payable monthly at the current stated prime rate.  Additionally, the Company is obligated to pay an unused line fee of 0.25% per annum applied to the amount by which the maximum credit amount exceeds the average daily principal balance during the preceding month.  There is no monthly collateral management fee associated with the line of credit and no pre-payment or early termination fees.

The term note in the principal amount of $5.0 million is due on May 27, 2008 and provides for monthly principal payments of approximately $104,167.  Interest accrues at the current stated prime rate plus 0.25%.

Both the term note and the line of credit are secured by substantially all of the assets of the Company.

Item 3.02               Unregistered Sales of Equity Securities.

On October 22, 2004, the Company merged its subsidiary, Iteris, Inc. (the “Iteris Subsidiary”), with and into itself (the “Merger”).  Immediately prior to the Merger, the Company owned over 90% of the outstanding capital stock of the Iteris Subsidiary.  The Company’s Board of Directors had previously approved the merger of the Iteris Subsidiary with and into the Company in view of the fact that the business of the Company consisted solely of the business of such subsidiary.  The name of the Company was changed from “Iteris Holdings, Inc.” to “Iteris, Inc.” immediately after the effectiveness of the Merger (as described in Item 3.03 below).

As a result of the Merger, each share of the capital stock of the Iteris Subsidiary which was issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Company) was converted into the right to receive two shares of the Class A Common Stock (known as “Common Stock” after the filing of the Amended and Restated Certificate of Incorporation described in Item 3.03) of the Company.  The Company expects to issue an aggregate of 2,457,962 shares of its Common Stock to the former stockholders of the Iteris Subsidiary.

The securities to be issued in connection with the Merger are exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 3(a)(10) of the Act as securities issued in exchange for bona fide outstanding securities, where the terms and conditions of such issuance and exchange were approved by the California Department of Corporations after a fairness hearing held in September 2004.

Item 3.03(a)          Material Modifications to Rights of Security Holders.

Immediately after the effective time of the Merger, as previously approved by the stockholders of the Company in September 2004 at the annual meeting of stockholders, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  Upon such filing (the “Filing Time”), (i) the Company’s “Class A Common Stock” was renamed the “Common Stock” and the voting rights of such stock was changed from one-tenth of one vote per share to one vote per share on all matters to be addressed by the stockholders, and (ii) each share of the Class B Common Stock of the Company which was issued and outstanding immediately prior to the Filing Time was converted into the right to receive one and one-tenth (1.1) shares of the “Common Stock” (formerly known as the “Class A Common Stock”) of the Company.  In addition, the Company’s name was changed from “Iteris Holdings, Inc.” to “Iteris, Inc.”

Prior to the Filing Time, holders of the Class A Common Stock were entitled to elect 25% of the Company’s Board of Directors rounded up to the nearest whole number, or three directors.  The holders of the Class A Common Stock and the holders of the Class B Common

Stock, voting together as a single class, were entitled to elect the balance of the Board, or six directors.  With respect to the election of directors and when voting together as a single class, the holders of Class A Common Stock were entitled to one-tenth of one vote per share held and the holders of Class B Common Stock were entitled to one vote per share held.  After the Filing Time, the holders of the “Common Stock” are entitled to one vote per share on all matters to be addressed by the stockholders and such holders are entitled to elect all of the directors.

Any fractional share resulting from the conversion of the Class B Common Stock will not be issued.  In lieu of such fractional share, any stockholder entitled to such fractional share will receive cash equal to the product obtained by multiplying $3.15 (the closing sales price of the Class A Common Stock on the OTC Bulletin Board on October 22, 2004) by such fractional share.  Whether or not fractional shares are issuable shall be determined on the basis of the total number of shares of Class B Common Stock held by such stockholder immediately prior to the Filing Time and the number of shares of Common Stock issuable to such stockholder upon such conversion on an aggregate basis.

The Amended and Restated Certificate of Incorporation is filed as an exhibit hereto and is incorporated herein by this reference.  The foregoing descriptions of the terms of the Common Stock, the conversion of the Class B Common Stock and the other changes to the Company’s certificate of incorporation are qualified in their entirety by reference to such exhibit.

Item 5.02(b), (c)                                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

After the effectiveness of the Merger, John E. Johnson, formerly the President of the Iteris Subsidiary, assumed the role of President and Chief Executive Officer of the Company, replacing Gregory A. Miner.  Mr. Miner assumed the role of Chairman of the Board, replacing Joel Slutzky.  Mr. Slutzky will remain on the Company’s Board of Directors.  Also in connection with the Merger, the Company appointed James S. Miele, formerly the Controller of the Iteris Subsidiary, as the Vice President of Finance and Chief Financial Officer of the Company.

Prior to being appointed to their new offices, Messrs.  Miner, Johnson and Miele served in various positions with the Company and/or the Company’s subsidiaries as more fully described below:

Gregory A. Miner was appointed Chairman of the Board of the Company upon the Merger effected on October 22, 2004.  Prior to the Merger, Mr. Miner served as the Chief Executive Officer of the Company since February 2002, as a director since 1998, as a Vice President and Chief Financial Officer since he joined the Company in January 1994, and as the Assistant Secretary since May 2003.  From December 2003 until the Merger, Mr. Miner also served as the Chairman of the Board of the Iteris Subsidiary.  From 1998 to 2002, Mr. Miner also served as the Company’s Chief Operating Officer.  From 1994 to 1998, Mr. Miner served as the Vice President and Chief Financial Officer of ATL Products, Inc., a former subsidiary of the Company.  Mr. Miner has also served in various capacities for the other subsidiaries of the Company from time to time.  From December 1984 until joining the Company, Mr. Miner served as the Vice President and Chief Financial Officer and a director of Laser Precision Corporation, a manufacturer of telecommunications test equipment.  From 1979 to 1984, Mr. Miner was employed by Deloitte Haskins and Sells (now known as Deloitte & Touche LLP) in various capacities, the most recent of which was Audit Manager.

John E. (“Jack”) Johnson was appointed President and Chief Executive Officer of the Company upon the Merger effected on October 22, 2004.  Prior to the Merger, Mr. Johnson served as a Vice President of the Company since 1986 and served as the President, Chief Executive Officer and a director the Iteris Subsidiary since December 1999.  Prior to that, he served as the General Manager of the Odetics ITS division (which became the Iteris Subsidiary) from 1996 to 1998, prior to its incorporation.  From 1990 to 1996, Mr. Johnson served as the General Manager of the Company’s Customer Service division.  Mr. Johnson served in various other capacities with the Company since joining the Company in 1974, including the Vice President and General Manager of the Omutec division from 1986 to 1990, the Director of Contracts for the Space division of the Company from 1980 to 1986, the Controller of Infodetics, a former subsidiary of the Company, from 1975 to 1980 and the Controller of the Company from 1974 to 1975.  Prior to joining the Company, Mr. Johnson served as a certified public accountant with Peat Marwick.

James S. Miele was appointed Vice President of Finance and Chief Financial Officer of the Company upon the Merger effected on October 22, 2004.  Prior to the Merger, from April 2001, Mr. Miele served as the Controller and Chief Accounting Officer of the Iteris Subsidiary.  Prior to that, from 1998 to 2000, Mr. Miele was an Audit Manager at Ernst & Young LLP, supervising financial statement audits for a variety of public and privately held companies.  Mr. Miele also served in Ernst & Young’s Assurance and Advisory Business Services group from 1994 to 1998.  Mr. Miele holds a B.S. degree in Business Administration with an emphasis in Accounting from San Diego State University and is a licensed CPA in the State of California.

Since March 31, 2003, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $60,000 and in which Messrs. Johnson, Miner or Miele, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the transactions described below:

1.                                       In May 2003, Mr. Miner entered into a Change in Control Agreement with the Company, which agreement was amended as described in Item 1.01 above.

2.                                       In May 2003, Mr. Johnson entered into a Change in Control Agreement with the Iteris Subsidiary.  In the event of an involuntary termination of the officer’s employment within three months prior to or twenty-four months after a change in control, the agreement provides for a severance payment to Mr. Johnson of 200% of his annual base pay plus target bonus for the current fiscal year.  In addition, Mr. Johnson and his dependents are entitled to all insurance benefits for up to twenty-four months or until Mr. Johnson obtains new employment with comparable benefits, whichever is earlier.

3.                                       In July 2003, the Company entered into a Securities Purchase Agreement with certain purchasers, including Mr. Miner, pursuant to which the Company sold an aggregate of

                                                3,666,666 shares of its Class A Common Stock and issued warrants to purchase an aggregate of 366,666 shares of its Class A Common Stock to seven accredited investors, including Mr. Miner, who participated in such private financing on the same terms as the other investors.  Mr. Miner purchased an aggregate of 166,667 shares of the Class A Common Stock of the Company at a purchase price of $0.60 per share, the closing sales price of the Class A Common Stock on the OTC Bulletin Board on the date of the agreement.  In addition, in accordance with the terms of the agreement, Mr. Miner received a three year warrant to purchase up to 16,667 shares of the Class A Common Stock at an exercise price of $1.50 per share.

4.                                       In May 2004, the Company entered into a Debenture and Warrant Purchase Agreement with a group of institutional investors, which included certain of the Company’s officers, including Messrs. Miner and Johnson, pursuant to which the Company sold and issued subordinated convertible debentures in the aggregate principal amount of $10.1 million and issued warrants to purchase an aggregate of 639,847 shares of the Class A Common Stock.  The debentures are due in five years, provide for 6.0% annual interest, payable quarterly, and are convertible into the Company Common Stock at an initial conversion price of $3.61 per share, subject to certain adjustments, including adjustments for dilutive issuances.  From May 19, 2007 until May 18, 2008, the debentures may be redeemed by the Company, at the Company’s option, at 120% of the principal amount being redeemed; and from May 19, 2008 until the maturity date of May 18, 2009, the debentures may be redeemed at 110% of the principal amount being redeemed.

Pursuant to the Debenture Purchase Agreement, each investor also received two warrants to purchase shares of the Class A Common Stock.  For every dollar of debenture purchased, each investor received one warrant to purchase approximately 0.03235 shares of the Class A Common Stock at an exercise price of $3.83 per share and a second warrant to purchase approximately 0.03100 shares of the Class A Common Stock at an exercise price of $4.03 per share.  The exercise prices are subject to certain adjustments, including adjustments for dilutive issuances.  The warrants expire on May 18, 2009.

5.                                       On June 30, 2004, the Company entered into an exchange agreement with certain of the holders of the common stock of the Iteris Subsidiary, including certain of the Company’s officers and directors, including Mr. Miner, pursuant to which such holders agreed to exchange an aggregate of 1,319,541 shares of the Iteris Subsidiary common stock for an aggregate of 2,639,082 shares of the Company’s Class A Common Stock.  The exchange of shares was part of a plan to merge the Iteris Subsidiary into the Company, which merger was effected on October 22, 2004 as described in Item 3.02 above.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Company, as filed on October 22, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 2004

ITERIS, INC.,
a Delaware corporation

By:	/S/ JOHN E. JOHNSON
John E. Johnson
Chief Executive Officer